Exhibit 10.16

DUBUQUE BANK AND TRUST COMPANY
EXECUTIVE SUPPLEMENTAL LIFE INSURANCE PLAN

Pursuant to due authorization by its Board of Directors, the undersigned, DUBUQUE BANK AND TRUST COMPANY, a corporation located in DUBUQUE, IOWA, did constitute, establish and adopt the following Executive Supplemental Life Insurance Plan (the "Plan"), effective _________________, 20__.

The purpose of this Plan is to attract, retain, and reward Employees, by dividing the death proceeds of certain life insurance policies, which are owned by the Company on the lives of the participating Employees, with the designated beneficiary of each insured participating Employee. The Company will pay the life insurance premiums from its general assets.

ARTICLE 1

DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings specified:

1.1  " Beneficiary " means each designated person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of a Participant.

1.2  " Beneficiary Designation Form " means the most recent form accepted by the Plan Administrator of the Dubuque Bank and Trust Company Split-Dollar Life Insurance Plan, dated November 13, 2001, unless a Participant completes, signs and returns to the Plan Administrator of the Plan a separate form to designate one or more Beneficiaries.

1.3  " Board " means the Board of Directors of the Company as from time to time constituted.

1.4  " Change of Control " means:

      (i)   The consummation of the acquisition by a person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty-one percent (51%) or more of the combined voting power of the then outstanding voting securities of the Company or Heartland Financial USA, Inc. ("Heartland"), Company’s Parent; or

(ii)  The individuals who, as of the date hereof, are members of the Board of Directors of the Company or Heartland (the "Board") cease for any reason to constitute a majority of the Boards, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of either Board and such new director shall, for purposes of this Plan, be considered as a member of either Board; or

(iii) Approval by stockholders of the Company or Heartland of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company or Heartland outstanding immediately before such merger or Company; or (2) a complete liquidation or dissolution or a plan for the sale or other disposition of all or substantially all of the assets of the Company or Heartland.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of the Company or Heartland are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

1.5  " Company " means DUBUQUE BANK AND TRUST COMPANY and any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.6  " Company’s Interest " means the benefit set forth in Section 3.2.

1.7  " Compensation " means the Participant’s total base annual salary, bonus and commissions for the previous twelve (12) months, at the earliest of: (i) the date of the Participant’s death; (ii) the date of the Participant’s Disability; (iii) the Participant’s Normal Retirement Date; (iv) the date of the Participant’s Early Retirement; (v) upon Change of Control.

1.8  " Disability " means the Participant’s suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the insurance carrier’s or Social Security Administration’s determination.

1.9  " Early Retirement " means the Participant’s retirement between the ages of fifty-five (55) and sixty-five (65) provided there are ten (10) years of continuous service, as defined by the Heartland Financial Retirement Plan, provided to the Company.

1.10  " Election to Participate " means the form required by the Plan Administrator of an eligible Employee to indicate acceptance of participation in this Plan.

1.11  " Employee " means an active employee of the Company.

1.12    " Insured " means the individual Participant whose life is insured.

1.13    " Insurer " means the insurance company issuing the life insurance policy on the life of the Insured.

1.14     " Net Death Proceeds " means the total death proceeds of the Policy minus the cash surrender value.

1.15    " Normal Retirement Age " means the Participant attaining age 65.

1.16    " Normal Retirement Date " means the later of the Normal Retirement Age or the date of Termination of Employment for any reason other than Termination for Cause.

1.17    " Participant " means an Employee (i) who has been employed by the Company for at least three years; (ii) who is selected to participate in the Plan, (iii) who elects to participate in the Plan, (iv) who signs an Election to Participate and a Beneficiary Designation Form, (v) whose signed Election to Participant and Beneficiary Designation Form are accepted by the Plan Administrator, (vi) who commences participation in the Plan, and (vii) whose Participation has not terminated.

1.18    " Participant’s Interest " means the benefit set forth in Section 3.1.

1.19    " Policy " means the individual insurance policy or policies adopted by the Plan Administrator for purposes of insuring a Participant’s life under this Plan.

1.20    " Plan Administrator " means the plan administrator described in Article 10.

1.21    " Termination of Employment " means the termination of Participant’s full-time service to the Company before Normal Retirement Age for reasons other than (i) death; (ii) Disability; (iii) Early Retirement; or (iv) a leave of absence approved by the Company.

1.22    " Termination for Cause " means that the Participant's employment with the Company has been or is terminated by the Board for any of the following reasons:

(a)   Gross negligence or gross neglect of duties; or

(b)   Commission of a felony or of a gross misdemeanor involving moral turpitude; or

(c)    Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's employment and resulting in an adverse effect on the Company; or

(d)    Issuance by the Company’s banking regulators of an order for removal of the Participant.

ARTICLE 2

PARTICIPATION

2.1     Selection by Plan Administrator . Participation in the Plan shall be limited to those Employees of the Company selected by the Plan Administrator, in its sole discretion, to participate in the Plan.

2.2  Enrollment Requirements . As a condition to participation, each selected Employee shall complete, execute and return to the Plan Administrator (i) an Election to Participate, and (ii) a Beneficiary Designation Form. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3  Eligibility; Commencement of Participation . Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that Employee will become a Participant, be covered by the Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of the Plan.

2.4  Termination of Participation . A Participant’s rights under this Plan shall automatically cease and his or her participation in this Plan shall automatically terminate, if any of the following events occur: (i) if there is a Termination for Cause; (ii) if the Participant’s employment with the Company is terminated prior to Normal Retirement Age for reasons other than Early Retirement, Disability (except as set forth in Section 2.5(b)) or a leave of absence approved by the Company; or (iii) upon the Participant’s ninetieth (90 th ) birthday. In the event that the Company decides to maintain the Policy after the Participant’s termination of participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.5  Disability .

(a)        Except as otherwise provided in paragraph (b) of this Section 2.5, if the Participant’s employment with the Company is terminated because of the Participant’s Disability, the Company shall maintain the Policy in full force and effect and, in no event, shall the Company amend, terminate or otherwise abrogate the Participant’s Interest in the Policy. Notwithstanding, the Company may replace the Policy with a comparable insurance policy to cover the benefit provided under this Plan.

(b)        Notwithstanding the provisions of paragraph (a) of this Section 2.5, upon the disabled Participant’s gainful employment with an entity other than the Company, the Company shall have no further obligation to the disabled Participant, and the disabled Participant’s rights pursuant to the Plan shall cease. In the event the disabled Participant’s rights are terminated hereunder and the Company decides to maintain the Policy, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.6  Retirement . If the Participant remains in the continuous employ of the Company, upon the Participant’s Early Retirement or Normal Retirement Date, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Participant’s Interest in the Policy. Notwithstanding, the Company may replace the Policy with a comparable insurance policy to cover the benefit under this Plan.

ARTICLE 3

POLICY OWNERSHIP/INTERESTS

3.1      Participant’s Interest . The Participant, or the Participant’s assignee, shall have the right to designate the Beneficiary of an amount of death proceeds equal to the lesser of (i) one million dollars ($1,000,000) or (ii) two (2) times Compensation less any death proceeds provided to the Participant’s beneficiary or beneficiaries under the Dubuque Bank and Trust Company Split-Dollar Life Insurance Plan, dated November 13, 2001, not to exceed the Net Death Proceeds, subject to:

(a)    Forfeiture of Participant’s rights upon Termination of Employment;

(b)    Forfeiture of Participant’s rights upon Termination for Cause;

(c)    Forfeiture of Participant’s rights upon gainful employment following Disability;

(d)    Forfeiture of Participant’s rights upon attaining age ninety (90);

(e)    Termination of the Plan and the corresponding forfeiture of rights for all Participants or any one Participant in accordance with Section 9.1 hereof; and

(f)    Forfeiture of the Participant’s rights and interest hereunder that the Company may reasonably consider necessary to conform with applicable law (including the Sarbanes-Oxley Act of 2002).

3.2  Company's Interest . The Company shall own the Policy and shall have the right to exercise all incidents of ownership except that the Company shall not sell, surrender or transfer ownership of a Policy so long as a Participant has an interest in the Policy as described in Section 3.1. This provision shall not impair the right of the Company, subject to Article 9, to terminate this Plan nor shall it impair the right of the Company to replace the Policy with a comparable insurance policy to cover the benefit under this Plan. With respect to each Policy, the Company shall be the beneficiary of the remaining death proceeds of the Policy after the Participant’s Interest is determined according to Section 3.1.

ARTICLE 4

PREMIUMS

4.1  Premium Payment . The Company shall pay all premiums due on all Policies.

4.2  Economic Benefit . The Plan Administrator shall determine the economic benefit attributable to any Participant based on the amount of the current term rate for the Participant's age multiplied by the aggregate death benefit payable to the Participant's Beneficiary. The "current term rate" is the minimum amount required to be imputed under Internal Revenue Notice 2002-8, or any subsequent applicable authority.

4.3  Imputed Income . The Company shall impute the economic benefit to the Participant on an annual basis, by adding the economic benefit to the Participant’s W-2, or if applicable, Form 1099.

ARTICLE 5

BENEFICIARIES

5.1   Beneficiary . Each Participant shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

5.2  Beneficiary Designation; Change . A Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant’s death.

5.3  Acknowledgment . No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

5.4  No Beneficiary Designation . If the Participant dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Participant, then the Participant’s surviving spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made payable to the personal representative of the Participant's estate.

5.5  Facility of Payment . If the Plan Administrator determines, in its discretion, that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

ARTICLE 6

ASSIGNMENT

Any Participant may irrevocably assign without consideration all or part of such Participant’s Interest in this Plan to any person, entity or trust. In the event a Participant shall transfer all or part of such Participant’s Interest, then all or part of that Participant's Interest in this Plan shall be vested in his or her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in this Plan.

ARTICLE 7

INSURER

The Insurer shall be bound only by the terms of its given Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Plan. The Insurer shall have the right to rely on the Plan Administrator’s representations with regard to any definitions, interpretations or Policy interests as specified under this Plan.

ARTICLE 8

CLAIMS AND REVIEW PROCEDURE

8.1    Claims Procedure . A Participant or Beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

8.1.1    Initiation – Written Claim . The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

8.1.2    Timing of Plan Administrator Response . The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

8.1.3    Notice of Decision . If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)       The specific reasons for the denial;

(b)       A reference to the specific provisions of the Plan on which the denial is based;

(c)       A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)       An explanation of the Plan’s review procedures and the time limits applicable to such procedures; and

(e)       A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2     Review Procedure . If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

8.2.1    Initiation – Written Request . To initiate the review, the claimant, within 60 days after receiving the Plan dministrator’s notice of denial, must file with the Plan Administrator a written request for review.

8.2.2    Additional Submissions – Information Access . The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

8.2.3    Considerations on Review . In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.2.4    Timing of Plan Administrator’s Response . The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

8.2.5    Notice of Decision . The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

    (a)    The specific reasons for the denial;

    (b)    A reference to the specific provisions of the Plan on which the denial is based;

    (c)  A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

    (d)    A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

ARTICLE 9

AMENDMENTS AND TERMINATION

9.1  Amendment or Termination of Plan . Except as otherwise provided in Sections 2.5, 2.6, 9.2 and 9.4, the Company has the unilateral right at any time (i) to amend or terminate the Plan, except this Plan shall not be amended or terminated within twelve (12) months prior to a Change of Control without the Participant’s written consent or (ii) to exercise its right to surrender the Policy.

9.2  Amendment or Termination of Plan Upon Change of Control . Notwithstanding anything herein to the contrary, if there should be a Change of Control in the Company, then the Participant’s Interest under this Plan shall be frozen as of the date the Change of Control occurs. Further, the Company shall pay or create a vehicle to pay, or cause the successor in interest to repay any outstanding loans and to pay to Insurer the amount of premium necessary to acquire in full (endow) enough insurance coverage to pay the Participant’s Interest as then frozen and the Company’s premium payments under the Policy. Further, as of the date of the Change of Control, all amounts due to Participant under this Plan shall be fully vested and shall not be subject to subsequent events including, but not limited to, the termination of employment of the Participant.

9.3  Automatic Termination . Subject to Sections 3.1, 9.2 and 9.4, participation in this Plan shall automatically terminate upon the occurrence of any of the following events:

9.3.1    The bankruptcy, receivership or dissolution of the Company;

9.3.2    The Participant’s violation of the terms of Article 11.

9.4      Disposition of the Policy on Termination of the Plan During the Participant’s Lifetime . If the Plan is terminated, the Company shall give notice as set forth below.

9.4.1    Unless the Participant’s interest in the Plan is terminated under Section 3.1 or 9.3 above, for sixty (60) days after the date the Participant receives notice from the Company of the termination of this Plan during the Participant’s lifetime, the Participant shall have the assignable option to purchase the Policy from the Company. The purchase price for the Policy shall be the greater of the total amount of the premium payments made by the Company hereunder or the cash value of the Policy, less any indebtedness secured by the Policy which remains outstanding as of the date of such termination, including interest on such indebtedness. Upon receipt of such amount, the Company shall transfer all of its rights, title and interest in and to the Policy to the Participant or his or her assignee, by the execution and delivery of an appropriate instrument of transfer.

9.4.2    If the Participant or his or her assignee fails to exercise such option within such sixty (60) day period, then the Company may enforce any of its ownership rights under the policy. Thereafter, neither the Participant, the Participant’s assignee nor the assignee’s heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Plan.

ARTICLE 10

ADMINISTRATION

10.1    Plan Administrator Duties . This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee or persons as the Board may choose. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2    Agents . In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

10.3    Binding Effect of Decisions . The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4    Indemnity of Plan Administrator . The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

10.5    Information . To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

10.6    Suicide, Misstatement or Fraud . The Company shall not pay any benefit under this Plan if the Participant:

10.6.1    Commits suicide within two years (i) after the date of this Plan or (ii) issuance of the Policy, whichever occurs later;

10.6.2    Has made any material misstatement of fact or committed fraud (as determined by the Insurer) on any application for life insurance benefits provided by the Company under this Plan; or

10.6.3    Should die while engaged in any activity or under circumstances that are listed as exclusions in the Policy.

ARTICLE 11

NON-COMPETE

11.1    Non-Compete . For purposes of this Plan, a Participant may not engage in any competitive practices or activity prior to or after Early Retirement or Normal Retirement for a period of two years, in an area within a 50-mile radius of any branch or location of the Company or Heartland now or hereafter existing, without the express written consent of the Company or Heartland. A Participant shall not divulge to any person, firm or corporation, or use on Participant’s own behalf, any information, acquired by Participant during Participant’s employment with the Company or Heartland, concerning the Company or Heartland’s accounts, clients, customers, policyholders, expiration lists or business or information of any kind whatsoever owned by the Company or Heartland. Furthermore, for purposes of this Plan, the Participant shall be deemed to compete with the Company or Heartland, if as hereinafter provided, the Participant (i) competes directly with the Company or Heartland; (ii) is or becomes financially or beneficially interested in any person and/or business who or which competes with the Company; however, ownership of not more than five percent (5%) of any class of securities traded actively over-the-counter or through a stock exchange shall not violate this condition (ii); or (iii) acts directly or indirectly, as broker, consultant, agent, lender, guarantor or salesman for or on behalf of any person or business who or which competes with the Company or Heartland.

A violation of this section shall cause the Participant’s interest in the Plan to be terminated.

ARTICLE 12

MISCELLANEOUS

12.1    Binding Effect . This Plan shall bind each Participant and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

12.2    No Guarantee of Employment . This Plan is not an employment policy or contract. It does not give a Participant the right to remain an Employee of the Company, nor does it interfere with the Company's right to discharge a Participant. It also does not require a Participant to remain an Employee nor interfere with a Participant's right to terminate employment at any time.

12.3    Applicable Law . The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Iowa, except to the extent preempted by the laws of the United States of America.

12.4    Reorganization . The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term "Company" as used in this Plan shall be deemed to refer to the successor or survivor company.

12.5    Notice . Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Director of Human Resources
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, IA 52001

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.6    Entire Agreement . This Plan, along with a Participant’s Election to Participate, Beneficiary Designation Form and any agreement in writing between the Company and any Participant, constitute the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant under this Plan other than those specifically set forth herein.

IN WITNESS WHEREOF, the Company executes this Plan as of the date indicated above.

DUBUQUE BANK AND TRUST COMPANY

By ______________________________________

Title ____________________________________

I designate the following as Beneficiary of benefits under the DUBUQUE BANK AND TRUST COMPANY Executive Supplemental Life Insurance Plan payable following my death.

Primary: ____________________________________________________________________

___________________________________________________________________________

Contingent: __________________________________________________________________

___________________________________________________________________________

Note:     To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these designations of beneficiary by filing a new written designation with the Plan Administrator. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Participant Name:

Participant Signature:

Date:

Witness Name:

Witness Signature:

Date:

Acknowledged by the Plan Administrator this ________ day of ___________________, 20___

By _________________________________

Title ________________________________

DUBUQUE BANK AND TRUST COMPANY Executive Supplemental Life Insurance Plan ELECTION TO PARTICIPATE

I, __________________________________________, a designated employee as set forth in Section 2.1 of the DUBUQUE BANK AND TRUST COMPANY Executive Supplemental Life Insurance Plan dated ___________________________ (the "Plan"), hereby elect to become a Participant of this Plan according to Section 2.2 of the Plan. Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.

Executed this _____________ day of ____________________, 2004.

Printed Name:

Signature:

Date:

Acknowledged by the Plan Administrator this ________ day of ___________________, 20___

By _________________________________

Title ________________________________